SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                  Date of earliest event reported: July 7, 1999



                          Stockgroup.Com Holdings, Inc.
             (Exact name of registrant as specified in its charter)



        Colorado                   000-23687                 84-1379282
(State of Incorporation)    (Commission File Number)    (IRS Identification No.)



     1000-789 W. Pender Street, Vancouver, British Columbia, Canada V6C 1H2
               (Address of principal executive offices)(Zip Code)




                                 (604) 331-0995
              (Registrant's telephone number, including area code)



        ----------------------------------------------------------------
             (Former name and address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Change in Registrant's Certifying Accountant

     On July 7, 1999, the Board of Directors of the Registrant approved the retention of the firm of Ernst & Young LLP as principal independent accountant to perform the examination of its financial statements as of December 31, 1999, and for the year then ended, effective with the resignation of Dale Matheson, Carr-Hilton, the former independent accountant, which occurred on July 8, 1999. Dale Matheson, Carr-Hilton had been principal independent accountant for Stock Research Group, Inc., which was acquired by the Corporation on March 11, 1999. Dale Matheson, Carr-Hilton had performed audit services for the three most recent fiscal years ended December 31, 1998, 1997 and 1996, and had expressed unqualified opinions on such financial statements. In connection with those audits and through July 8, 1999, there were no disagreements between the Registrant and Dale Matheson, Carr-Hilton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Dale Matheson, Carr-Hilton would have caused them to make reference in their reports to the subject matter of the disagreements.

     The Registrant requested Dale Matheson, Carr-Hilton to furnish it with a letter addressed to the Commission stating whether such firm agrees with the statements made above and, if not, stating the respects in which they do not agree. Such letter is attached as an exhibit hereto.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Stockgroup.com Holdings, Inc.
                                                  (Registrant)

Dated:  July 8, 1999                  By: /s/  Marcus A. New
                                          --------------------------------------
                                          Marcus A. New, Chief Executive Officer



                                       3